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                                                                   EXHIBIT 99.G1

                        INVESTMENT MANAGEMENT AGREEMENT



                      TRAVELERS CORPORATE LOAN FUND INC.


                                                        __________, 1998



Mutual Management Corp.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

          Travelers Corporate Loan Fund Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, confirms its agreement with Mutual Management Corp. (the "Adviser"), as follows:

        1.   INVESTMENT DESCRIPTION; APPOINTMENT

          The Fund desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the investment objective, policies and limitations specified in its Articles of Incorporation, as amended from time to time (the "Charter"), in the prospectus ("Prospectus") and (if applicable) the statement of additional information (the "Statement") filed with the Securities and Exchange Commission (the "SEC") as part of the Fund's Registration Statement on Form N-2, as amended from time to time (the "Registration Statement"), and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Fund (the "Board"). Copies of the Prospectus, the Statement and the Charter have been or will be submitted to the Adviser. The Fund agrees to provide copies of all amendments to the Registration Statement and the Charter to the Adviser on an on-going basis. The Fund desires to employ and hereby appoints the Adviser to act as the investment manager and administrator to the Fund. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

        2.   SERVICES AS INVESTMENT ADVISER

          Subject to the supervision, direction and approval of the Board, the Adviser will (a) manage the Fund's holdings in accordance with the Fund's investment objective and policies as stated in the Charter and the Registration Statement; (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions for the Fund; and (d) employ professional portfolio managers and securities analysts who provide research services to the Fund. In providing those services, the Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. The Adviser is hereby authorized to retain third parties and to delegate some or all of its duties and obligations under this paragraph 2 to such persons provided that such persons shall remain under the general

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supervision of the Adviser.

        3.   SERVICES AS ADMINISTRATOR

          Subject to the supervision and direction of the Board, the Adviser will: (a) supervise all aspects of the Fund's operations under the direction of the Board and the Fund's officers; (b) supply the Fund with office facilities (which may be in the Adviser's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services (including, but not limited to, the calculation of the net asset value of shares of the
Fund), internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; and (c) prepare reports to shareholders of the Fund, tax returns and reports to and filings with the SEC and state blue sky authorities. These services are specified in greater detail on Appendix A. The Adviser is hereby authorized to retain third parties and to delegate some or all of its duties and obligations under this paragraph 3 to such persons provided that such persons shall remain under the general supervision of the Adviser.

        4.   BROKERAGE

          In selecting brokers or dealers to execute transactions on behalf of the Fund, the Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), provided to the Fund and/or other accounts over which the Adviser or its affiliates exercise investment discretion.

        5.   INFORMATION PROVIDED TO THE FUND

          The Adviser will keep the Fund informed of developments materially affecting the Fund's holdings, and will, on its own initiative, furnish the Fund from time to time with whatever information the Adviser believes is appropriate for this purpose.

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        6.   STANDARD OF CARE

          The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3, 4 and 5 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

        7.   COMPENSATION

          In consideration of all of the investment advisory and administration services rendered or provided pursuant to this Agreement, the Fund will pay the Adviser on the first business day of each month a fee for the previous month at the annual rate of 1.05% of the Fund's average daily net assets. The fee for the period from the Effective Date (defined below) of this Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Registration Statement.

        8.   EXPENSES

          The Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear all other expenses to be incurred in its operation, including, but not limited to, the fees payable under this Agreement; taxes, interest, brokerage fees and commissions, if any; fees of the Board members of the Fund who are not officers, directors or employees of Salomon Smith Barney Inc., or any of its affiliates; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's and its Board members' proportionate share of insurance premiums, professional association dues and/or assessments; outside auditing and legal expenses; costs of maintaining the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing Prospectuses and Statements for regulatory purposes and, for distribution to existing shareholders; costs of shareholders reports and meetings of the officers or Board and any extraordinary expenses.

        9.   SERVICES TO OTHER COMPANIES OR ACCOUNTS

          The Fund understands that the Adviser now acts, will continue to act and may in the future act as investment adviser to fiduciary and other managed accounts, and as investment adviser and/or

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administrator to other investment companies, and the Fund has no objections to the Adviser's so acting, provided that whenever the Fund and one or more other clients advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each client. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Fund understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

        10.  TERM OF AGREEMENT

          This Agreement shall become effective as of _______, 1998, (the "Effective Date") and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a majority of the Fund's outstanding "voting securities" (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")), provided that in either event the continuance is also approved by a majority of the Board Members who are not "interest persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act and the rules thereunder).

          If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.



                              Very truly yours,


                              TRAVELERS CORPORATE LOAN FUND INC.



                              By:_________________________________
                                 Name:
                                 Title:


Accepted:

MUTUAL MANAGEMENT CORP.


By:_________________________
   Name:
   Title:

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                                   APPENDIX A

ADMINISTRATIVE SERVICES


Fund Accounting.  Fund accounting services involve comprehensive accrual-based
---------------
recordkeeping and management information. They include maintaining a fund's books and records in accordance with the 1940 Act, net asset value calculation, daily dividend calculation, tax accounting and portfolio accounting.

     The designated fund accountants interact with the Fund's custodian, transfer agent and investment adviser daily. As required, the responsibilities of each fund accountant may include:


     .    Cash Reconciliation - Reconcile prior day's ending cash balance per
          -------------------
          custodian's records and the accounting system to the prior day's ending cash balance per fund accounting's cash availability report;

     .    Cash Availability - Combine all activity affecting the Fund's cash
          -----------------
          account and produce a net cash amount available for investment;

     .    Formal Reconciliations - Reconcile system-generated reports to prior
          ----------------------
          day's calculations of interest, dividends, amortization, accretion, distributions, capital stock and net assets;

     .    Trade Processing - Upon receipt of instructions from the investment
          ----------------
          adviser review, record and transmit buys and sells to the custodian;

     .    Journal Entries - Input entries to the accounting system reflecting
          ---------------
          shareholder activity and Fund expense accruals;

     .    Reconcile and Calculate N.O.A. (net other assets) - Compile all
          -------------------------------------------------
          activity affecting asset and liability accounts other than investment account;

     .    Calculate Net Income, Mil Rate and Yield for Daily Distribution Funds
          ---------------------------------------------------------------------
          - Calculate income on purchase and sales, calculate change in income due to variable rate change, combine all daily income less expenses to arrive at net income, calculate mil rate and yields (1 day, 7 day and 30 day);

     .    Mini-Cycle (except for Money Market Funds) - Review intra day trial
          ------------------------------------------
          balance and reports, review trial balance N.O.A.;

     .    Holdings Reconciliation - Reconcile the portfolio holdings per the
          -----------------------
          system to custodian records;

     .    Pricing - Determine N.A.V. for Fund using market value of all
          -------
          securities and currencies (plus N.O.A.), divided by the shares outstanding, and investigate securities with significant price changes (over 5%);

     .    System Check-Back - Verify the change in market value of
          -----------------

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          securities which saw trading activity per the system;

     .    Net Asset Value Reconciliation - Identify the impact of current day's
          ------------------------------
          Fund activity on a per share basis;

     .    Reporting of Price to NASDAQ - 5:30 P.M. is the final deadline for
          -----------------------------
          Fund prices being reported to the newspaper;

     .    Reporting of Price to Transfer Agent- N.A.V.s are reported to transfer
          ------------------------------------
          agent upon total completion of above activities.

     In addition, fund accounting personnel: communicate corporate actions of portfolio holdings to portfolio managers; initiate notification to custodian procedures on outstanding income receivables; provide information to the Fund's treasurer for reports to shareholders, SEC, Board members, tax authorities, statistical and performance reporting companies and the Fund's auditors; interface with the Fund's auditors; prepare monthly reconciliation packages, including expense pro forma; prepare amortization schedules for premium and discount bonds based on the effective yield method; prepare vault reconciliation reports to indicate securities currently "out-for-transfer;" and calculate daily expenses based on expense ratios supplied by Fund's treasurer.

Financial Administration.  The financial administration services made available
------------------------
to the Fund fall within three main categories: Financial Reporting; Statistical Reporting; and Publications. The following is a summary of the services made available to the Fund by the Financial Administration Division:

          Financial Reporting

          . Coordinate the preparation and review of the annual, semi-annual and quarterly portfolio of investments and financial statements included in the Fund's shareholder reports.

          Statistical Reporting

          .    Total return reporting;

          .    SEC 30-day yield reporting

          .    Prepare dividend summary;

          .    Prepare quarter-end reports;

          . Communicate statistical data to the financial media (Donoghue, Lipper, Morningstar, et al.)
                                    -----

          Publications

          . Coordinate the printing and mailing process with outside printers for annual and semi-annual reports, prospectuses, statements of additional information, proxy statements and special letters or supplements;

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          .    Provide graphics and design assistance relating to the creation of marketing materials and shareholder reports.


Treasury.  The following is a summary of the treasury services available
--------
                to the Fund:


          .    Provide a Treasurer and Assistant Treasurer for the Fund;

          .    Determine expenses properly chargeable to the Fund;

          .    Authorize payment of bills for expenses of the Fund;

          .    Establish and monitor the rate of expense accruals;

          . Prepare financial materials for review by the Fund's Board (e.g., Rule 10f-3, 17a-7 and 17e-1 reports, repurchase agreement dealer lists, securities transactions);

          .    Recommend dividends to be declared by the Fund's Board;

          . Recommend valuation to be used for securities which are not readily saleable;

          . Function as a liaison with the Fund's outside auditors and arrange for audits;

          . Provide accounting, financial and tax support relating to portfolio management and any contemplated changes in the Fund's structure or operations;

          .    Prepare and file forms with the Internal Revenue Service:

               .  Form 8613
               .  Form 1120-RIC
               .  Board Members' and Shareholders' 1099s
               . Mailings in connection with Section 852 and related regulations.

Legal and Regulatory Services.  The legal and regulatory services made available
-----------------------------
to the Fund fall within four main areas: SEC and Public Disclosure Assistance; Corporate and Secretarial Services; Compliance Services; and Blue Sky Registration. The following is a summary of the legal and regulatory services available to the Fund:

          SEC and Public Disclosure Assistance

          . File annual amendments to the Fund's registration statements, if necessary, including updating the Prospectus and Statement, if applicable;

          . File annual and semi-annual shareholder reports with the appropriate regulatory agencies;

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          .    Prepare and file proxy statements;

          .    Review marketing material for SEC and NASD clearance;

          .    Provide legal assistance for shareholder communications.

          Corporate and Secretarial Services

          .    Provide a Secretary and an Assistant Secretary for the Fund;

          .    Maintain general corporate calendar;

          . Prepare agenda and background materials for Fund Board meetings, make presentations where appropriate, prepare minutes and attend to follow-up matters raised at Board meetings;

          .    Organize, attend and keep minutes of shareholder meetings;

          .    Maintain Charter and By-Laws of the Fund.

          Legal Consultation and Business Planning

          . Provide general legal advice on matters relating to portfolio management, Fund operations and any potential changes in the Fund's investment policies, operations or structure;

          . Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Fund, update the Fund's Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

          . Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund and its various agents;

          . Manage Fund litigation matters and assume full responsibility for the handling of routine Fund examinations and investigations by regulatory agencies.

          Compliance Services

          The Compliance Department is responsible for preparing compliance manuals, conducting seminars for fund accounting and advisory personnel and performing on-going testing of the Fund's portfolio to assist the Fund's investment adviser in complying with Prospectus guidelines and limitations, 1940 Act requirements

                                       8
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          State Securities Filings

          The State Securities Filings Department operates in a fully automated environment using blue sky registration software developed by Price Waterhouse. In addition to being responsible for the initial and on-going filings in each state, the Department acts as liaison between the Fund and state regulators, and monitors and reports on shares sold and related matters.

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